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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To N2K Inc.:

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement.


                                                 /s/ Arthur Andersen LLP


New York, New York
March 4, 1998